Exhibit 107

Calculation of Filing Fee Tables

S-1

Avinger, Inc.

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Paid In Connection with Unsold Securities to be Carried Forward
				Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of pre-funded warrants issued in private placement in August 2022	Other	1,369,864	$1.74	$2,383,563.36	0.0000927	$220.96
	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of preferred investment options issued in private placement in August 2022	Other	5,707,766	$1.74	$9,931,512.84	0.0000927	$920.65
	Equity	Common Stock, par value $0.001 per share, issuable upon exercise of placement agent preferred investment options issued in private placement in August 2022	Other	171,233	$1.74	$297,945.42	0.0000927	$27.62

Fees Previously Paid

				Carry Forward Securities
Carry Forward Securities

	Total Offering Amounts					$12,613,021.62
	Total Fees Previously Paid					-
	Total Fee Offsets					-
	Net Fee Due					$1,169.23

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers such additional shares of the common stock, par value $0.001 per share (the “Common Stock”) of the registrant, as may be issued to prevent dilution from stock splits, stock dividends, and similar transactions.

(2) Pursuant to Rules 457(c) and 457(h) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share is the average of the high and low prices reported for the registrant’s Common Stock quoted on The Nasdaq Capital Market on August 12, 2022.

(3) Represents 1,369,864 shares of common stock issuable upon the exercise of pre-funded warrants to purchase one share of common stock at an exercise price of $0.0001 issued to the selling stockholder on August 8, 2022.

(4) Represents 5,707,766 shares of common stock issuable upon the exercise of preferred investment options to purchase one share of common stock at an exercise price of $1.502 issued to the selling stockholder on August 8, 2022.

(5) Represents 171,233 shares of common stock issuable upon the exercise of preferred investment options to purchase one share of common stock at an exercise price of $2.19 issued to the selling stockholder on August 8, 2022.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources

Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date